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                                                                EXHIBIT 10.37



                  THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF REGISTRATION UNDER THE ACT OR SUCH LAWS OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO LITHIUM TECHNOLOGY CORPORATION, THAT SUCH REGISTRATION IS NOT REQUIRED.


                                   TERM NOTE A


         FOR VALUE RECEIVED, the undersigned (the "Company") promises to pay to Lithium Link LLC (the "Lender") One Million Three Hundred Seventy Thousand and 00/100 Dollars ($1,370,000.00), together with interest, as follows:

         1. SENIOR SECURED CONVERTIBLE NOTE PURCHASE AGREEMENT: This Note evidences a loan in the amount of $1,370,000.00 (the "Loan") arising out of and governed by the terms of a Senior Secured Convertible Note Purchase Agreement dated September 22, 1997 by and between the Company and the Lender (the "Note Agreement"). The Lender or any holder hereof is entitled to the benefits of the Note Purchase Agreement and the Related Documents and to enforce the agreements of the Company contained therein, and any holder may exercise the respective remedies provided thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Note Agreement. This Note is convertible under the terms and conditions specified in the Note Agreement.

         2. PAYMENT; INTEREST RATE: The principal amount of this Note shall be repaid in accordance with the terms of the Note Agreement. Interest on this Note shall accrue and shall be due and payable in accordance with the Note Agreement.

         3. TERM: The Loan shall be due and payable on July 1, 2002, subject to the terms and conditions set forth in the Note Agreement.

         4. PREPAYMENTS: (a) This Note and any and all interest thereon may be prepaid, in whole or in part, by the Company at any time, and from time to time, and without penalty, provided that no prepayment may be made by the Company until (a) the Company itself


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shall have received all of the Investment Amount (net of any funding, if any, failed to be made by the Lender in breach of the Note Agreement) and (b) the Lender or any Holder hereof shall have received a written notice of the prepayment not less than thirty (30) days prior to such prepayment.

         (b) In the event the Company issues a notice of prepayment to the Lender and the Lender desires to convert all or a portion of this Note noticed for prepayment but, by the end of the 30-day notice period, the Lender is unable to tender this Note due to their loss and so notifies the Company in writing, then the notice period in such case shall be deemed extended for an additional fifteen (15) days and at the end of such fifteen (15) days, the Lender shall either (i) deliver this Note (if located) to the Company for the desired conversion, (ii) deliver an indemnity satisfactory to the Company in lieu of the lost Note and other documentation reasonably required by the Company, or (iii) in the absence of (i) and (ii) forfeit the right of conversion and accept the noticed prepayment. This Section 4(b) shall be applicable to any transferee of this Note.

         5. DEFAULT: The Company shall be in default under this Note upon the occurrence of: (i) any of the events specified in Section 5(a) hereof and the failure to cure such default within ten (10) Business Days after receipt of written notice thereof from the Lender; (ii) any of the events specified in
Section 5(b) hereof and the failure to cure such default within twenty (20) Business Days after receipt of written notice thereof from the Lender; or (iii) any of the events specified in Section 5(c) hereof (any of the foregoing being an "Event of Default"):

                  (a) Failure to make any principal payment required under this Note on the Termination Date or to make any other payment due under the Note Agreement on the due date of any such other payment;

                  (b) Any material default, breach or misrepresentation shall occur under the terms and provisions of the Note Agreement; or

                  (c) If the Company or any of its subsidiaries shall fail to pay when due, or within any applicable grace period, obligations for borrowed money in the aggregate amount of not less than $100,000

                  (d) Insolvency of, business failure of, or an assignment for the benefit of creditors by or the filing of a petition under bankruptcy, insolvency or debtor's relief law, or for any readjustment of indebtedness, composition or extension by the Company, or commenced against the Company which is not discharged within sixty (60) Business Days.


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                  6. Remedies Upon Event of Default. Upon the occurrence of an
Event of Default:

         (a) specified in clause (d) of Section 5, then the entire amount of the Obligations shall be automatically accelerated and immediately due and payable;

         (b) specified in clauses (a) or, (b) or (c) of Section 5, then the Lender may (1) immediately terminate the Lender's obligation to make or fund any Term Loan (or any portion thereof) and the same shall immediately terminate; and
(ii) declare the entire amount of the Obligations immediately accelerated, due and payable; and

         (c) the Lender shall have all of the rights and remedies provided to the Lender by the Related Documents, at law and in equity, by statute or otherwise, and no remedy herein conferred upon the Lender is intended to be exclusive of any other remedy and each remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in, equity, by statute or otherwise.

         7. CHANGES; PARTIES: This Note can only be changed by an agreement in writing signed by the Company and the Lender. This Note shall inure to the benefit of and be binding upon the Company and the Lender and their respective successors and assigns, provided that this Note and the obligations hereunder shall be non-negotiable and non-transferable.

         8. SECURITY: This Note is secured by a first priority security interest in all of the Collateral pursuant to the Security Agreement.

         9. Except as set forth in the Note Agreement or in this Note, the Company and every endorser or guarantor of this Note or the obligation represented hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, assent to any extension or postponement of time of payment or any other indulgence, to any substitution, exchange or release of Collateral and to the addition or release of any other party primarily or secondarily liable.

         10. GOVERNING LAW: This Note shall be construed according to the laws of the State of New Jersey and the Company and the Lender by acceptance hereof consent to the jurisdiction of the federal and state courts of the State of New Jersey to determine any questions of fact or law arising under this Note. The Company and Lender consent to and confer personal jurisdiction on the federal and state courts of New Jersey, and expressly waive any objections as to venue in any of such courts, and agree that service of process

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may be made by mailing a copy of the summons to its respective address.

         IN WITNESS WHEREOF, the Company has executed this Note as of the day and year set forth below.

                                       LITHIUM TECHNOLOGY CORPORATION




                                       By:
                                          Name:
                                          Title:




September 22, 1997



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